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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Macerich Company
Santa Monica, California

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2010 (September 9, 2011 as to Notes 3 and 16), relating to the 2009 and 2008 consolidated financial statements and consolidated financial statement schedule of The Macerich Company appearing in the Current Report on Form 8-K of The Macerich Company dated September 9, 2011, and of our report dated February 26, 2010 relating to the 2009 and 2008 consolidated financial statements and consolidated financial statement schedule of Pacific Premier Retail Trust, appearing in the Annual Report on Form 10-K of The Macerich Company for the year ended December 31, 2010. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California
September 9, 2011

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM